UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 17, 2019
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-14880	N/A
(Commission File Number)	(IRS Employer Identification No.)
(Address of principal executive offices)
250 Howe Street, 20th Floor
Vancouver, British Columbia V6C 3R8
and
2700 Colorado Avenue
Santa Monica, California 90404
Registrant’s telephone number, including area code: (877) 848-3866
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Voting Common Shares, no par value per share	LGF.A	New York Stock Exchange
Class B Non-Voting Common Shares, no par value per share	LGF.B	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 17, 2019, the Board of Directors (the “Board”) of Lions Gate Entertainment Corp. (the “Company”) increased the size of the Board from 13 to 14 members and appointed Yvette Ostolaza to serve as a member. The Board has determined that Ms. Ostolaza qualifies as an “independent” director of the Company under the New York Stock Exchange listing standards. Ms. Ostolaza has been appointed to serve as a member of the Nominating and Corporate Governance Committee.

Since October 2013, Ms. Ostolaza has been a partner at Sidley Austin LLP, an international law firm, where she serves as a member of the firm’s Management and Executive Committees, the Global Co-Chair of its Litigation Group, and as the Managing Partner of the Dallas office. Ms. Ostolaza has spent her career developing a global practice representing public and private companies, board committees, and directors and officers in high-profile litigation, investigations, shareholder activism and regulatory, governance, and crisis management matters across a wide variety of industries. The daughter of Cuban immigrants, Ms. Ostolaza is a native Spanish speaker.

Ms. Ostolaza has received numerous awards, including being recognized as a “Thought Leader” at Corporate Counsel’s 2019 Women, Influence & Power in Law Awards. Ms. Ostolaza has been selected as one of 20 “Women of Excellence” nationally by Hispanic Business magazine. In 2018, Ms. Ostolaza received the Anti-Defamation League’s prestigious Schoenbrun Jurisprudence Award for her outstanding leadership and exemplary contributions to the community. Ms. Ostolaza also received the Texas Lawyer’s Lifetime Achievement Award in 2015, and was also named by that publication as one of ten “Winning Women” and as a “Woman to Watch.” Ms. Ostolaza has been recognized by the Texas Diversity Counsel as one of its “Most Powerful and Influential Women,” by Latino Leaders Magazine as one of its “Most Powerful Latino Lawyers.” She is also a past recipient of Girls, Inc.’s annual “Woman of Achievement” award, an award that recognizes leadership and accomplishments that inspire and increase opportunities for girls and women.

There are no arrangements or understandings pursuant to which Ms. Ostolaza was appointed as a director. There are no family relationships among any of the Company's directors, executive officers, and Ms. Ostolaza. There are no related party transactions between the Company and Ms. Ostolaza reportable under Item 404(a) of Regulation S-K.

Ms. Ostolaza will participate in the current director compensation arrangements applicable to non-employee directors as described in Information Regarding the Board of Directors and Committees of the Board of Directors − Director Compensation in the Company’s Proxy Statement filed with the Securities and Exchange Commission on July 26, 2019. The Company intends to enter into its standard form of director indemnity agreement with Ms. Ostolaza.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 17, 2019	LIONS GATE ENTERTAINMENT CORP.
(Registrant)

		By:	/s/ Corii D. Berg
		Name:	Corii D. Berg
		Title:	General Counsel